Exhibit 99.1

Release Date: January 26, 2006	Contact:	Peter J. Rogers, Jr.
Senior Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2006 SECOND QUARTER RESULTS
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS
RECORD SECOND QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2006 second quarter ended December 31, 2005.

FINANCIAL HIGHLIGHTS

-Commencing the first quarter of fiscal year 2006, MICROS implemented the Statement of Financial Accounting Standard No. 123(R) (“FASB 123R”), “Share-based Payments,” which became effective July 1, 2005. The statement requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options.  The expense is a non-cash transaction. The Company adopted the “Modified Prospective Application” transition method that does not result in the restatement of previously issued financial statements.  MICROS will report its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles (“GAAP”) (which includes the share-based payment charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based payment charge, which represents the non-cash stock option expense) bases in order to facilitate analysis of the business and meaningful period-to-period comparisons.

-Revenue for the quarter was $164.0 million, an increase of $22.0 million, or 15.5%, over the same period last year.  Revenue exceeded consensus expectations and was above MICROS’s second quarter guidance.

-GAAP net income for the quarter was $14.2 million. GAAP net income for the six-month period was $26.6 million.

-GAAP EPS for the quarter, per diluted share, was $0.35 per share. GAAP EPS for the six-month period, per diluted share, was $0.65 per share.

-Net income for the quarter, before the share-based payment charge, a non-GAAP measure, was $15.8 million, an increase of $4.0 million, or 34.2% over the year ago period.  Net income for the six-month period, before the share based payment charge, was $29.4 million, an increase of $8.0 million, or 37.3% over the year ago period.

-EPS, per diluted share, before the share-based payment charge, a non-GAAP measure, was $0.39 per share, an increase of $0.09 per share, or 30.0% over year ago period. EPS, per diluted share, before the share-based payment charge, was $0.72 per share, an increase of $0.17, or 30.9% over the year ago period.

-Net income and earnings per diluted share, before and after the share-based payment charge, exceeded consensus expectations and were above second quarter guidance.

-MICROS’s financial results were Company records for the second fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are pleased with the financial results for the quarter and the first six-months of the fiscal year and the number of new contracts signed to date, including those long-term contracts with deployments over the next year and beyond.”

MICROS’s guidance for its fiscal 2006 third quarter ending March 31, 2006 is for revenue between $169.0 million and $172.0 million, and non-GAAP net income, excluding the currently projected share-based payment charge for the third fiscal quarter, between $17.0 million and $18.0 million. Guidance for GAAP net income is between $15.5 million and $16.5 million.

Guidance for the fiscal 2006 year ending June 30, 2006 has been increased with revenue expected to be between $665.0 million and $672.0 million and non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $66.0 million and $68.0 million, or non-GAAP earnings per diluted share between $1.65 and $1.66.  Guidance for GAAP net income is between $59.5 million and $61.5 million, or earnings per diluted share of $1.49 to $1.50.

To supplement the consolidated financial statements presented in accordance with GAAP, the Company presents MICROS’s net income and earnings per diluted share, before the share-based payment charge, which is the non-cash stock option expense. This non-GAAP presentation of net income and earnings per share is provided to enhance the understanding of the Company’s historical financial performance and comparability between periods. The Company believes this presentation provides useful information, particularly during the transition period when many companies have not yet adopted the provisions of FASB 123R.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its fiscal 2006 third quarter ending March 31, 2006, and its fiscal 2006 year ending June 30, 2006, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of January 26, 2006.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

Release Date: January 26, 2006	Contact:	Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Second Quarter Ended December 31,		Six-Months Ended December 31,

	2005	2004	2005	2004

Revenue:
Hardware	$52,445	$42,631	$96,498	$81,933
Software	28,378	23,544	56,257	46,421
Service	83,156	75,755	163,228	143,538

Total revenue	163,979	141,930	315,983	271,892

Cost of sales:
Hardware	35,555	29,381	65,137	55,592
Software	6,606	6,092	12,407	11,261
Service	39,746	35,366	78,206	68,814

Total cost of sales	81,907	70,839	155,750	135,667

Gross margin	82,072	71,091	160,233	136,225

Selling, general and administrative expenses	50,299	44,790	99,658	85,858
Research and development expenses	6,346	6,951	12,687	13,662
Depreciation and amortization	2,610	2,544	5,107	4,946
Stock option expense (*)	2,187	—	4,100	—

Total operating expenses	61,442	54,285	121,552	104,466

Income from operations	20,630	16,806	38,681	31,759
Non-operating income, net	820	905	1,177	1,335

Income before taxes, minority interests, and equity in net earnings of affiliates	21,450	17,711	39,858	33,094
Income tax provision	6,971	5,714	12,954	11,252

Income before minority interests and equity in net earnings of affiliates	14,479	11,997	26,904	21,842
Minority interests and equity in net earnings of affiliates	(275)	(244)	(348)	(428)

Net income (GAAP)	$14,204	$11,753	$26,556	$21,414

Net income per common share – diluted (GAAP)	$0.35	$0.30	$0.65	$0.55

Weighted-average number of shares outstanding - diluted	40,798	39,630	40,604	39,186

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense

Net income (GAAP)	$14,204	$11,753	$26,556	$21,414

Add back:
(*) Stock option expense
Selling, general and administrative expenses	2,155	—	4,030	—
Research and development expenses	32	—	70	—

Total stock option expense	2,187	—	4,100	—

Subtract:
Total tax effect on stock option expense	623		1,244

Net income (before share-based payment charge)	$15,768	$11,753	$29,412	$21,414

Net income per common share-diluted (before share-based payment charge)	$0.39	$0.30	$0.72	$0.55

Release Date: January 26, 2006	Contact:	Peter J. Rogers, Jr.
SVP, Investor Relations
(443) 285-8059

MICROS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
(Unaudited - in thousands)

	December 31, 2005	June 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$167,628	$153,521
Accounts receivable, net	128,707	131,423
Inventories, net	45,543	42,664
Deferred income taxes	10,739	10,883
Prepaid expenses and other current assets	26,300	28,934

Total current assets	378,917	367,425
Property, plant and equipment, net	22,048	21,308
Deferred income taxes, non-current	19,270	18,195
Goodwill, net	86,744	86,781
Intangible assets, net	10,997	10,958
Purchased and internally developed software costs, net	37,097	40,160
Other assets	2,085	2,401

Total assets	$557,158	$547,228

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$1,708	$2,387
Accounts payable	35,301	38,253
Accrued expenses and other current liabilities	70,769	74,543
Current portion of capital lease obligations	93	162
Income taxes payable	6,861	3,260
Deferred income taxes	—	362
Deferred service revenue	49,717	58,022

Total current liabilities	164,449	176,989
Capital lease obligations, net of current portion	317	251
Deferred income taxes, non-current	16,185	16,105
Other non-current liabilities	7,811	5,905
Commitments and contingencies Minority interests	2,849	2,807
Shareholders’ equity:
Common stock	485	482
Capital in excess of par	97,111	99,990
Retained earnings	265,876	239,320
Accumulated other comprehensive loss	2,075	5,379

Total shareholders’ equity	365,547	345,171

Total liabilities and shareholders’ equity	$557,158	$547,228